                              NOTE PURCHASE AGREEMENT


       NOTE PURCHASE AGREEMENT ("Agreement") dated November 25, 1998 between DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation having its principal office at 11-30 47th Avenue, Long Island City, New York 11101 (the "Corporation"); and TECHNOLOGY INVESTORS GROUP, LLC, a Delaware limited liability company having its address at 25 Coligni Avenue, New Rochelle, New York 10801 ("TIG").

       1. SALE AND PURCHASE OF CONVERTIBLE NOTE. At the Closing (as hereinafter set forth), the Corporation shall sell and deliver to TIG, and TIG shall purchase, the Corporation's Subordinated Convertible Note (the "Note") in the principal amount of $2,500,000 at a purchase price of $2,500,000 (the "Purchase Price"). The Note shall be in the form attached hereto as EXHIBIT A.

       2. CLOSING. The Closing of the sale and purchase of the Note shall take place at 10:00 a.m. on November 25, 1998 at the offices of Gould & Wilkie, One Chase Manhattan Plaza, New York, New York 10005. At the Closing, (a) the Corporation shall deliver to TIG the Note; (b) TIG shall deliver to the Corporation the Purchase Price by bank wire in immediately available funds; (c) the Corporation and TIG shall deliver to each other an executed copy of a stockholders agreement in the form attached hereto as EXHIBIT B (the "Stockholders Agreement"); (d) the Corporation and TIG shall deliver to each other an executed copy of a registration rights agreement in the form attached hereto as EXHIBIT C (the "Registration Rights Agreement"); and (e) the Corporation and certain stockholders of the Corporation, and TIG and its members shall deliver to each other an executed copy of a letter agreement regarding restrictions on the sale or purchase of the stock of the Corporation in the form attached hereto as EXHIBIT D. All deliveries and payments at the Closing shall be made simultaneously.

       3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF TIG. TIG represents, warrants, covenants, and agrees as follows:

       3.1 TIG is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by TIG and is the legal, valid and binding obligation of TIG enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditor's rights or general principles of equity.

       3.2 TIG is an "Accredited Investor" within the meaning of Rule 501(a), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and, together with its financial advisors, if any, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks involved in the investment in the Note, and the shares of Common Stock of the Corporation issuable upon conversion thereof (the "Shares").

       3.3 TIG has received and reviewed, and is familiar with, the terms and conditions of this Agreement, and TIG confirms that all documents, records and books pertaining to the investment in the Corporation and requested by it, including but not limited to the Corporation's Quarterly Report on Form 10-Q for the three months ended September 30, 1998; the Annual Report on Form 10-K, for the fiscal year ended June 30, 1998; the Quarterly Report on Form 10-Q for the nine months ended March 31, 1998; the Quarterly Report on Form 10-Q for the six months ended December 31, 1997; the Quarterly Report on Form 10-Q for the three months ended September 30, 1997; and the Notice of Meeting and Proxy Statement relating to the 1998 Annual Meeting of Stockholders and all similar filings (including any and all amendments thereto) made by the Corporation since January 1, 1996 (the "Filings"), have been made available or delivered to TIG.

       3.4 TIG has had an opportunity to ask of the Corporation, or a person or persons acting on its behalf, any and all relevant questions of and received answers from the Corporation which TIG considers to be responsive to such questions, and has received copies of all documents requested by TIG, in connection with any aspect of the Corporation and the terms and conditions of this investment. TIG acknowledges that it has made its own investigation concerning the business and affairs of the Corporation.

       3.5 The Note purchased by TIG, including the Shares, are being acquired solely for TIG's own account for investment and are not being purchased with a view to or for the resale, distribution, transfer, fractionalization or other disposition thereof, and TIG has no present plans to enter into any such contract, undertaking, agreement or arrangement with respect thereto.

       3.6    TIG acknowledges and is aware of the following:

       (i) the Note is non-negotiable and non-transferable, and there will be substantial restrictions on the transferability of any Shares.

       (ii) the Note will be subordinated to the rights of any bank, commercial lender, or other financial institution of the Corporation lending money to the Corporation as set forth in the Note.

       (iii) no representation, guarantee or warranty has been made to TIG by the Corporation, its officers, directors, agents, or employees or any other person, expressly or by implication, as to the profitability of the Corporation or with respect to the Note or the Shares, except for those representations and warranties set forth herein and in that certain Security Agreement between TIG and the Corporation, dated July 24, 1998.

3.7    TIG further acknowledges that:

       (i) it has been advised that the Note being purchased hereunder and any Shares subsequently issued upon conversion of the Note, have not been and will not be registered under the Securities Act in reliance upon an exemption from registration provided in Section 4(2) of the Securities Act and Regulation D thereunder.

       (ii) the Note and the Shares may not be sold, pledged, assigned or otherwise transferred by TIG in absence of registration under the Securities Act or exemption from registration. In particular, TIG is aware that the Note and the Shares will be "restricted securities", as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and that they may not be sold pursuant to Rule 144 until the conditions thereof are met.

       (iii) the following legend shall be placed on the Note and any certificate(s) evidencing the Shares:

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGIS-TRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE CORPORATION RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY
              TO THE CORPORATION, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN
              THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE
              REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

       (iv) the following legend shall be placed on any certificate(s) evidencing the Shares:

              THE SALE, PLEDGE OR TRANSFER OF THE SHARES
              REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
              A STOCKHOLDERS AGREEMENT DATED NOVEMBER __, 1998 AMONG THE CORPORATION AND CERTAIN STOCKHOLDERS OF THE CORPORATION.

       (v) the Corporation may place a stop transfer order on its transfer books against the Shares.

       3.8 TIG is making the foregoing representations and warranties with the intent that they may be relied upon by the Corporation in determining the suitability of the sale of the Note to TIG for purposes of federal and state securities laws.

       4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE CORPORATION. The Corporation represents, warrants, covenants, and agrees as follows:

       4.1. EXISTENCE AND CORPORATE AUTHORITY. The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware. The Corporation has the corporate power and authority to make, sign, deliver and perform its obligations hereunder, and this Agreement has been authorized and approved by all required action of the Corporation. This Agreement has been duly executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity.

       4.2. CERTIFICATE OF INCORPORATION; BY-LAWS. Attached hereto as EXHIBITS E-1 and E-2, respectively, are true and correct copies of the Certificate of Incorporation and By-Laws of the Corporation as amended to date.

       4.3. CAPITAL STOCK. The Corporation has an authorized capitalization consisting of 25,000,000 shares of common stock, $.01 par value, of which 9,000,000 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. The Shares issued upon conversion of the Note will be duly authorized, validly issued, fully paid and non-assessable shares. No options, warrants or other rights to purchase common stock of the Corporation granted to employees, officers or directors, or consultants or advisors to the Corporation or any subsidiary thereof, pursuant to the 1994 Stock Option Plan, have an exercise price that is less than fair market value of the Corporation's common stock on the date of grant, and no shares of such common stock of the Corporation sold to eligible participants under the 1994 Plan have been sold for less than fair market value.

       4.4. GOVERNMENTAL AUTHORIZATIONS. To the best of the Corporation's knowledge, after reasonable investigation, no authorization, approval, or other action by, and no notice to or filing with, any governmental or regulatory body (except the Securities and Exchange Commission and the Nasdaq Stock Market) is required for the execution, delivery or performance of this Agreement by the Corporation.

       4.5. NO CONFLICTS OR DEFAULTS. To the best of the Corporation's knowledge, after reasonable investigation, the execution by the Corporation of this Agreement will not violate or create a default under any material agreement to which it is a party.

       4.6. COMPLIANCE WITH LAWS. To the best of the Corporation's knowledge, after reasonable investigation, the execution, delivery and performance of this Agreement by the Corporation do not materially violate any law or any order of any court, governmental authority or arbitrator.

       4.7. SECURITIES LAWS. The Filings do not, as of the date made, contain any untrue statement of a material fact or omit to state a material fact, pursuant to the requirements of such Filings under the Securities Act and the Securities Exchange Act of 1934, as amended, necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading. Except for certain demand registration rights granted at the time of the initial public offering of the Corporation dated February 13, 1995, the Corporation has granted no other demand registration rights.

       4.8 FINANCIAL INFORMATION. The financial information contained in the Filings are complete, accurate and correct in all material respects, at the respective dates thereof.

       5. COVENANTS OF THE CORPORATION. So long as the principal amount of the Note remains outstanding, without the consent of TIG:

       (i) The Corporation will not alter, amend or modify in any respect the rights, preferences or privileges of the Note.

       (ii) The Corporation will not incur any indebtedness for consideration other than cash or incur in excess of an aggregate of $5,000,000 of additional indebtedness outstanding at any time beyond indebtedness shown or reflected on the Corporation's balance sheet at June 30, 1998 and the principal amount of the Note. (For the purposes hereof, "indebtedness" shall not include accounts payable to trade creditors created or assumed in the ordinary course of business in connection with obtaining materials or services or amounts owed to employees of the Corporation in the ordinary course of business.)

       (iii) Except as set forth in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and the Notice of Meeting and Proxy Statement relating to the 1998 Annual Meeting of Stockholders, the Corporation is not currently engaged in and shall not enter into any transaction with a related party, whether or not reportable pursuant to Regulation S-K promulgated by the Securities and Exchange Commission; provided that, TIG shall not unreasonably withhold or delay its consent to any such transaction.

       (iv) The Corporation shall not sell, transfer or otherwise dispose of intellectual property of the Corporation for consideration received in excess of $500,000, singly or in the aggregate; provided that, TIG shall not unreasonably withhold or delay its consent to any such disposition. (For the purposes hereof, "intellectual property" means rights in any patent, copyright, trademark, trade dress and trade name, including any such rights related to applications in the online, interactive or multimedia environments.)

       (v) The Corporation shall not sell, transfer or otherwise dispose of any assets of the Corporation, other than in the ordinary course of business, if such disposition, together with any and all other such dispositions after the Closing, constitute more than $2,000,000 of the Corporation's assets (i) as shown or reflected in the Corporation's most recent balance sheet, or (ii) valued at fair market value at the time of disposition, whichever is greater.

       (vi) The Corporation will not issue options to purchase stock of the Corporation or restricted stock to directors, officers, or employees of the Corporation in consideration of services rendered, except for grants or awards pursuant to the 1994 Stock Option Plan as proposed to be amended at the 1998 Annual Meeting of Shareholders. The Corporation will provide a copy to TIG of any proposed amendments to the 1994 Plan prior to disclosure of such amendments to the Corporation's shareholders.

       (vii) The Corporation will not make any distribution of stock or stock rights of the Corporation to shareholders, if made at the election of any of the shareholders of the Corporation and such distribution would result in taxable income to TIG pursuant to Section 305 of the Internal Revenue Code, as amended.

       (viii) The Corporation will not redeem or repurchase any of the outstanding Common Stock of the Corporation, except as provided in the Note and the Stockholders Agreement.

       (ix) The Corporation will not merge or consolidate with, or acquire the stock or assets of, any other entity, or otherwise effect a reorganization of the Corporation, in which (in any such transaction) the outstanding Common Stock of the Corporation is issued; provided that, the foregoing shall not apply to any merger, consolidation or reorganization among any of the Corporation's subsidiaries or between the Corporation and any subsidiary, unless such consent is required pursuant to another subparagraph of this Section 5.

       (x) The Corporation will not expand the size of the Board of Directors to more than eight directors.

       6.     COVENANTS OF THE PARTIES.

       6.1 RESTRICTIONS. TIG and the Corporation shall not, and will not cause or induce any of their Affiliates to, directly or indirectly during the twenty (20) trading days immediately preceding each Reset Date (as such term is defined in the Note), sell, or enter an order to sell, assign, transfer, pledge, encumber, or purchase or enter orders to buy for the Common Stock of the Corporation. For purposes of this Agreement, an "Affiliate" of, or person affiliated with a specified person is a person that (i) directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; or (ii) is related by blood or marriage, and any entity in which such person and/or other Affiliates own, in the aggregate, ten percent (10%) or more of the voting power or equity interest in such entity.

       6.2 BOARD REPRESENTATION. Within 90 days after the Closing, the Corporation shall cause to be held a special meeting of the Board of Directors for the purpose of (i) increasing the total number of directors to eight (8) directors, and (ii) filling the newly created directorship resulting from such increase, pursuant to the By-Laws of the corporation. TIG shall have the right to designate, and the Corporation will use its best efforts to cause the election of, a person reasonably acceptable to the Board of Directors to fill such newly created directorship, to hold office until the next annual meeting of Stockholders and until his successor, if any, is elected and qualified.

       6.3 CONFIDENTIALITY. Except to the extent required by law, each party to this Agreement will not disclose to any third party any material confidential information concerning the other party. The obligations of the parties hereunder shall not apply to any confidential information of the other party which was in the public domain at the time it was disclosed, or to confidential information which subsequently enters the public domain, other than due to a breach of this Agreement by either party. This obligation will survive termination of this Agreement.

       7.     MISCELLANEOUS.

       7.1. AMENDMENT. This Agreement, the Exhibits and Schedule hereto may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

       7.2. WAIVER. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

       7.3. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York.

       7.4. CAPTIONS. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

       7.5. PUBLICITY. The parties hereto agree to use good faith efforts to coordinate any disclosure relating to, connected with, or arising out of this Agreement or the matters contained herein. Each party will provide a copy to or inform the other party of any press release or the making of a public statement prior to publication of any such press release or the making of any such public statement.

       7.6. NOTICES. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered or sent by reputable overnight courier or facsimile transmission (in each case with evidence of receipt), addressed to the Corporation at its principal office and to TIG at the address first set forth above. Any party may change such address by like notice. If sent by courier, such notice shall be deemed to have been given as of the next business day after it was deposited with the courier service and if sent by facsimile such notice shall be deemed to have been given when transmitted.

       7.7. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

       7.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

       7.9. ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              IN WITNESS WHEREOF, each of the Corporation and TIG has caused this Agreement to be executed by its officer thereunto duly authorized, all as of the day and year first above written.

TECHNOLOGY INVESTORS
GROUP, LLC                                DUALSTAR TECHNOLOGIES CORPORATION


By: /s/ Brad C. Singer                    By: /s/ Eleven M. Tangel
   -------------------------                 --------------------------
   Name: Brad C. Singer                   Name:  Elven M. Tangel
   Title: Manager                         Title: Chairman

                                     EXHIBIT A

                           SUBORDINATED CONVERTIBLE NOTE

                                   SEE ATTACHED.

                       NON - NEGOTIABLE, NON - TRANSFERABLE

                     SUBORDINATED, CONVERTIBLE PROMISSORY NOTE


$2,500,000                                                     November 25, 1998


       FOR VALUE RECEIVED, DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company") promises to pay to TECHNOLOGY INVESTORS GROUP, LLC, a Delaware Limited Liability Company ("Holder" or "TIG"), at 25 Coligni Avenue, New Rochelle, N.Y. 10801 or at such other place as the Holder may in writing designate, the principal sum of Two and One-Half Million Dollars ($2,500,000) with interest (computed on the basis of a 360 day year and the actual number of days elapsed) at the rate of 7.5% per annum on the balance of the principal from time to time remaining unpaid, all on the terms and conditions set forth herein (the "Note" or "Convertible Note"). This Note will be subordinated to the payment of principal and interest on the debt (the "Senior Debt") of the Company to any bank, commercial lender or other financial institution (an "Institutional Lender") incurred subsequent to the date hereof (the "Original Issue Date"), provided however, that the Company will not incur any Senior Debt that (i) prevents the exercise or modifies the terms of Holder's conversion rights hereunder or (ii) by its terms prevents the Company from paying principal and interest in cash hereunder, except to the extent that the Company has committed a default on such Senior Debt that permits the Institutional Lender to accelerate the payment of such debt.

1. MATURITY, INTEREST AND AMORTIZATION. Unless accelerated pursuant to the terms of this Note or converted to shares of common stock of the Company (the "Common Stock") as provided for in Sections 5 and 6 below, the unpaid principal balance of this Note together with all unpaid interest accrued thereon shall be
due and payable on May 25, 2001 (the "Term).   Interest on the Note shall be
payable semi-annually in arrears in cash or (prior to the final stated maturity or any accelerated maturity of the Note) in kind, at the option of the Company, on each May 25th and November 25th with the first payment to be made on May 25, 1999. In the event that the Company elects not to make any semi-annual interest payment in cash at the time it is due, the principal amount of this Convertible Note will be increased by the amount of such payment, and interest will accrue from the due date onwards on the increased principal amount of the Note (the principal amount of the Convertible Note in effect from time to time plus all accrued and unpaid interest thereon is hereinafter referred to as the "Convertible Note Amount"). If the Company shall elect to pay any semi-annual interest payment to become due hereon in kind rather than in cash, it shall give written notice thereof to Holder not more than 10 nor less than five New York City business days in advance of the due date of such interest payment, which notice shall set forth the revised principal amount of the Convertible Note. Other than the payment of interest in kind, principal and interest are payable in lawful money of the United States. All payments received by Holder under this Note shall be credited first to any charges or other expenses for which

Holder is entitled to payment hereunder, next to accrued but unpaid interest, and third to unpaid principal. The Company shall not have the right to prepay any portion of the outstanding principal of this Convertible Note.

2.  EVENT OF DEFAULT/REMEDIES.

       (a)    Any of the following events shall constitute an Event of Default:


       (i) (A) any failure to pay when due (whether at stated maturity, by reason of acceleration of the maturity hereof or otherwise) any principal hereof or (subject to the Company's right to pay interest hereon in kind prior to the original stated maturity date, or any accelerated maturity date, of this Note) any interest hereon, or (B) any breach by the Company of any of its other obligations or covenants under this Note, provided that Borrower shall have 48 hours from the date of receipt of notice to cure a failure to pay money due hereunder and ten (10) days from the date of receipt of any notice of its failure to perform any of its other obligations or covenants under this Note not involving the payment of money to Holder within which to cure said failure (in which event it shall not be an Event of Default, provided further that if such breach is not capable of a cure, an Event of Default will be deemed to have occurred immediately without the necessity of notice to the Company; or

       (ii) the Company (A) becomes insolvent or admits in writing its inability to pay its debts as they mature, (B) makes any assignment for the benefit of creditors, or (C) applies for or consents to the appointment of a receiver or trustee for the Company or for a substantial part of the Company's property or business, or a receiver or trustee otherwise is appointed and is not discharged within sixty (60) days after such appointment (for purposes of this subsection, the Company shall be deemed "insolvent" if, as of the Company's most recent balance sheet, the sum of its debts exceed the sum of its assets, at a fair valuation, or it is unable to pay its debts as they come due); or

       (iii) any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against the Company, and if against the Company, such proceeding is not vacated within sixty (60) days; or

       (iv) any money judgment, lien, writ or warrant of attachment, or similar process is entered or filed against the Company or any of the assets of the Company and remains unvacated, unbonded, unstayed, undismissed or undischarged for a period of thirty (30) days or in any event later than five
(5) days before the date of any proposed sale thereunder, provided that a lien (singly or, if more than one, cumulatively) of less than $250,000 arising in the normal course of the Company's business, even if it remains unbonded, unstayed or undismissed for thirty (30) days, shall not be deemed an Event of Default if the Company has been advised by counsel and thus believes in good faith that it has a valid defense to the claim giving rise to such lien and promptly so advises Holder in writing and timely contests such claim; or

       (v) the Company (A) defaults on or breaches in any material respect any contract with or obligation when due to a third party which default or breach could reasonably be expected, singly or in the aggregate, to have a material adverse affect on the Company's business or finances or (B) defaults in the performance of any material obligation to a third party or Holder incurred for money borrowed, including without limitation, the Company's obligations to Holder under that certain Secured Promissory Note, as amended by that certain amendment of even date hereof (the "Term Note"), in the principal amount of $1,000,000; or

       (vi) the Common Stock is delisted from the NASDAQ National Market System ("NASDAQ"), unless such delisting occurs in connection with the Common Stock being traded on either the American Stock Exchange or the New York Stock Exchange; or

       (vii) any representation made in the Note Purchase Agreement, of even date, by and between Holder and the Company, proves materially false, or if of a continuing nature, becomes materially false (unless made as of a specified date).

       b. REMEDIES. Upon the occurrence and during the continuance of an Event of Default described in subsections 2(a)(ii) or 2(a)(iii) above, all indebtedness under this Note and the Term Note shall automatically be immediately due and payable. In addition, Holder, at its option, and without notice to the Company (other than such notice as is required by law), may take one or more of the actions described below. Upon the occurrence and during the continuance of any other Event of Default, Holder at its option and, unless otherwise specified below, upon no less than one business day's written notice to the Company (or such other notice as is required by law), may do any one or more of the following:

       (i)    declare all indebtedness under this Convertible Note and the Term
Note immediately due and payable and credit any sums received thereafter to such indebtedness in whatever priority it shall elect; provided, however, that such application of sums so received shall not serve to waive or cure any default existing under this Note nor to invalidate any notice of default or any act done pursuant to such notice and shall not prejudice any rights of Holder; and

       (ii) exercise any or all rights provided or permitted by law or granted pursuant to this Convertible Note, the Term Note or that certain Security Agreement, dated July 24, 1998, by and between the Company and TIG (the "Security Agreement"), in such order and in such manner as Holder may, in its sole judgment, determine, including without limitation its right to convert this Note to Common Stock pursuant to Section 5 hereof; provided that, upon conversion in accordance with the terms hereof, Holder shall not have or exercise any other rights or remedies hereunder, other than with respect to claims relating to the calculation or payment of interest or costs and expenses of collection pursuant to Section 11 hereof, that have arisen up to the time of or in connection with conversion.

3. DEFAULT RATE. Any amounts not paid when due shall thereafter bear interest at a rate per annum equal to the 7.5% interest rate set forth above, plus five
percent (5%).   If such default rate would but for this sentence, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Holder in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to the Company.

4. WAIVER. Upon an Event of Default, the Company hereby waives any right of offset it may now or hereafter have against Holder, and the Company hereby also waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of the Company hereunder, Holder may in its sole discretion extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security hereafter securing this Note. The Company further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement hereafter securing this Note.

5. CONVERSION RIGHTS OF HOLDER. The Holder shall have the following right to convert the Convertible Note into shares of Common Stock:

       (a) OPTIONAL CONVERSIONS. Subject to and in compliance with the provisions of this Section 5, during or at the conclusion of the Term, the Convertible Note may, at the option of the Holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which the Holder shall be entitled to at any time upon conversion of the Note (the "Issuable Shares") shall be based on the Applicable Conversion Rate (as defined in Section 5(b)) then in effect and shall be subject to the Conversion Cap (defined in Section 5(d) below). The Holder's right to convert the Note shall apply with respect to the entire Convertible Note Amount (but not less than the entire Convertible Note Amount).

       (b) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time for the conversion of this Note into Common Stock (the "Applicable Conversion Rate") shall be the quotient obtained by dividing the Convertible Note Amount by the Conversion Price (as defined in Section 5(c) below) pursuant to the procedure described in Section 5(d) below.

       (c) CONVERSION PRICE. The initial Conversion Price for the Convertible Note shall be $1.40 (the "Initial Conversion Price"), and thereafter shall be subject to adjustment pursuant to Sections 5(g), 5(h) and 5(l) hereof. The Conversion Price shall be equal to the Initial Conversion Price until the first Reset Date (as defined in subsection 5(d)), and shall then be reset from time to time as described in Section 5(d) hereof, and subject to adjustment from
time to time in accordance with this Section 5.   All references to the Initial
Conversion Price or the Conversion Price herein shall mean the Initial Conversion Price or the Conversion Price as most recently reset or adjusted.

       (d) RESET CONVERSION PRICE. The Applicable Conversion Rate shall be subject to adjustment on the 180th day following the Original Issue Date and every 90 days thereafter (each such day being a "Reset Date"), as set forth in this subsection 5(d). The Conversion Price to be used in determining the Applicable Conversion Rate, commencing with the first Reset Date and for each subsequent Reset Date, shall be determined as follows: (i) if the average closing price of the Common Stock quoted on NASDAQ (or such other exchange or system on which the Common Stock is traded) on the 20 trading days immediately preceding the Reset Date (the "Reset Conversion Price") is less than the Initial Conversion Price, the Reset Conversion Price shall be used to determine the Applicable Conversion Rate or (ii) if the Reset Conversion Price equals or exceeds the Initial Conversion Price, then the Initial Conversion Price shall be
used to determine the Applicable Conversion Rate.   Notwithstanding anything
herein to the contrary: (i) in the event that Holder exercises its conversion right after a Common Stock split or dividend described in Section 5(g) or 5(h) hereof and prior to the Reset Date next following such split or dividend, the Conversion Price for such conversion shall be the Reset Conversion Price in effect on the Reset Date that immediately preceded such conversion (or the Initial Conversion Price, if no Reset Date has yet occurred), adjusted according to the provisions of Section 5(g) or 5(h) hereof and (ii) the number of shares of Common Stock issued upon the conversion of the Convertible Note shall in no event exceed 19.9% of the Company's outstanding shares on the Original Issue Date (1,791,000 shares), except to the extent that such figure is adjusted pursuant to Section 5(g) or 5(h) hereof (the "Conversion Cap").

       (e) CONVERSION DEFICIT. If as of the Conversion Notification Date (as defined in Section 5(f) hereof), the product of the Issuable Shares times the Conversion Price, is less than the Convertible Note Amount, the difference shall be payable within five business days of such notification by the Company to Holder in the form of cash or a term loan (at the election of the Company), secured by Company assets having a fair market value, net of any encumbrances on such assets, equal to at least one hundred and fifty percent (150%) of the principal amount of such term loan, with a maturity not in excess of one year and bearing an interest rate equal to the lesser of 12.5% or the maximum rate permitted by law.

       (f) MECHANICS OF CONVERSION. If Holder desires to convert the Note into shares of Common Stock pursuant to this Section 5, it shall surrender the original Note at the office of the Company and shall give written notice to the
Company at such office that Holder elects to convert the same.   Such notice
shall state the name in which said holder wishes the certificate or certificates for shares of Common Stock to be issued, provided that the only parties that may be named in such certificate are TIG or any successor-in-interest of TIG created through a change in the legal form of TIG, its state of formation or incorporation or similar modification not affecting the beneficial ownership of TIG. Thereupon, the Company shall within 15 days issue and deliver at such office to Holder a certificate or certificates for the number of shares of Common Stock to which it is entitled. Such conversion shall be deemed to have been made at the close of business on the date written notice of Holder's desire to convert is received by the Company (the "Conversion Notification Date").
The party named in such certificate shall be treated for all purposes as the record holder of such shares of

Common Stock from and after the Conversion Notification Date.

       (g) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Cap in effect immediately before that subdivision shall be proportionately increased and the Initial Conversion Price and the then existing Reset Conversion Price (if a Reset Date has occurred) proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Cap in effect immediately before the combination shall be proportionately decreased and the then existing Initial Conversion Price and the then existing Reset Conversion Price (if a Reset Date has occurred) proportionately increased. Any adjustment under this Section 5(g) shall become effective at the close of business on the date the subdivision or combination becomes effective.

       (h) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes a dividend or other distribution payable in additional shares of Common Stock, in each such event: (A) the then existing Conversion Cap shall be increased as of the time of such issuance by multiplying the Conversion Cap then in effect by a fraction (the "Dividend Fraction") (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance and (B) the then existing Initial Conversion Price and the then existing Reset Conversion Price (if a Reset Date has occurred) shall be decreased as of the time of such issuance by multiplying the Initial Conversion Price by the reciprocal of the Dividend Fraction.

       (i) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the Holder of the Convertible Note shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which it would have received had the Convertible Note been converted into Common Stock on the date of such event and had Holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the Holder of the Convertible Note or with respect to such other securities by their terms.

       (j) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. Subject to the Conversion Cap, if at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this
Section 5), in any such event the Holder of the Convertible Note shall have the right thereafter to convert such Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the Common Stock into which the Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

       (k) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the Holder of the Convertible Note shall thereafter be entitled to receive upon conversion of such Note the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder of the Convertible Note after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of Issuable Shares) shall be applicable after that event and be as nearly equivalent as practicable.

       (l)    SALE OF SHARES BELOW FAIR MARKET VALUE.

              (1) If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (l) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(h) above or a subdivision or combination of shares of Common Stock as provided in Section 5(g) above, for an Effective Price (as defined in subsection 5(l)(4) below) less than the "fair market value" (defined as the greater of book or market value in accordance with the rules and regulations of the NASDAQ National Market System) of such Additional Shares of Common Stock, then and in each such case the then existing Initial Conversion Price and Reset Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, and for all subsequent calculations under this Note to a price determined by multiplying the Initial Conversion Price and the Reset Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the "aggregate consideration received" (computed in accordance with subsection 5(l)(2)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issue or sale plus the total Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, all outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion of the Convertible
       Note that are outstanding as of the close of business on the day next preceding the date of issue or sale of Additional Shares of Common
       Stock shall be deemed outstanding.

              (2) For the purpose of making any adjustment required under this Section 5(l), the "aggregate consideration received" by the Company for any issue or sale of Additional Shares of Common Stock shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as herein defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

              (3)    For the purpose of the adjustment required under this
       Section 5(l), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the fair market value of such Additional Shares of Common Stock, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if, in the case of Convertible Securities, the minimum amounts of such consideration cannot be ascertained but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or nonoccurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced;
       provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective
       Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upo the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company
       (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to shares that have previously been converted.

              (4) "Additional Shares of Common Stock" for purposes hereof shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (A) shares of Common Stack issued upon conversion of the Convertible Note and
       (B) up to three million five hundred thousand (3,500,000) shares of Common Stock, and/or options, warrants or other Common Stock purchase rights, including stock appreciation rights, issued after the Original Issue Date under the Company's 1994 Stock Option Plan, including the proposed amendment thereof (the "1994 Stock Option Plan Shares"), to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, net of repurchases and option expirations (provided that shares issued pursuant to the exercise of options or warrants issued after the Original Issue Date shall not be included in such number if such shares were included at the time the option or warrant was issued). Notwithstanding anything above to the contrary, any 1994 Stock Option Plan Shares (i) sold to eligible participants in such Plan after the Original Issue Date at less than their fair market value or (ii) purchased after the Original Issue Date upon the exercise of option awards that provide for an exercise price less than the fair market value of the Common Stock on the date of award, shall be deemed Additional Shares of Common Stock for purposes of this Section 5(l). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(l), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(l), for such Additional Shares of Common Stock.

       (m) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price, the Conversion Cap or the Applicable Conversion Rate, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based and the computation thereof.

       (n) NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder of the Convertible Note at least five (5) business days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

6.  CONVERSION RIGHTS OF THE COMPANY

       (a) MANDATORY CONVERSION. The Company may upon notice of such action to Holder require Holder to convert the Note into shares of Common Stock ("Mandatory Conversion") at the then Applicable Conversion Rate if, at anytime after the 181st day following the Original Issue Date, the closing price of the Common Stock on NASDAQ or such other exchange or system on which the Common Stock is traded, for twenty (20) consecutive trading days, is $3.00 or more per share, with such price to be adjusted in the event of Common Stock splits, combinations dividends or distributions in the same manner as provided in Sections 5(g) and 5(h) for the Conversion Cap.

       (b)    PARTIAL CONVERSION/REDEMPTION.   At the end of the Term, the
Company shall pay the Convertible Note, at the Convertible Note Amount, in cash; provided, however, that at the option of the Company, in lieu of paying to Holder the entire Convertible Note Amount, the Company shall have the right, upon written notice of such action to Holder within two business days prior to the end of the Term, to force the conversion of 25% of the outstanding balance of the Convertible Note Amount into Common Stock at a price equal to the lower of $1.40 or the Conversion Price, subject to the Conversion Cap and the procedure described in this Section 6(b) (the "Mandatory Partial Conversion Right"). The number of shares of Common Stock to be issued in such conversion will be determined by the following method: one-quarter of the Convertible Note Amount (at maturity), will be divided by the lower of $1.40 or the Conversion Price in effect on such date, and multiplied by 1.2. By way of example, assuming that at the end of the Term one-quarter of the Convertible Note Amount was equal to $750,000, and the Conversion Price was $1.00 per share, the Company, upon exercising its Mandatory Partial Conversion Right, would issue 900,000 shares (1.2 x 750,000).

7.     OTHER CONVERSION PROVISIONS.

       (a)    FRACTIONAL SHARES.  No fractional shares of Common Stock shall be
issued upon conversion of the Convertible Note.   If the conversion would result
in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (determined as provided in subsection 5(l)(1)) on the date of conversion.

       (b) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Convertible Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Convertible Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Convertible Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (c) NOTICES. Any notice required by the provisions of this Convertible Note shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with a nationally recognized overnight courier, with written verification of receipt. All notices shall be addressed to Holder at the address set forth herein or at such subsequent address as Holder shall provide to the Company in writing.

       (d) PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of the Convertible Note.

       (e) NO DILUTION OR IMPAIRMENT. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment.

8. COVENANTS. The approval of the Holder is required before the Company may take those actions set forth in Section 5 (the "Covenants") of that certain Note Purchase Agreement, dated the date hereof, by and between the Holder and the Company . Such Covenants are incorporated herein by reference as if set forth in full below and shall remain in effect so long as this Note remains outstanding. No reference in Section 5 hereof to actions that the Company may take shall be deemed in any way to prejudice or limit Holder's rights to enforce the Covenants. The Company acknowledges that the Covenants are a material inducement to Holder's willingness to purchase the Convertible Note, and that Holder would not be willing to purchase the Note in the absence of the
Covenants.   Accordingly, except to the extent that the Covenants expressly limit Holder's discretion, the Company acknowledges that Holder shall be free to enforce the Covenants in its absolute discretion or to condition its consent as it sees fit.


9. LEGAL FEES. The Company agrees to pay all Holder's reasonable costs and expenses, including without limitation reasonable attorneys' fees actually incurred by Holder in connection with the enforcement of any obligation of the Company under this Note.

10. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York.


11. SEVERABILITY. Should any provision or portion of this Note be held unenforceable or invalid for any reason, the remaining provisions and portions of this Note shall be unaffected by such holding.


DUALSTAR TECHNOLOGIES CORPORATION


By:
     ---------------------------------

Its:
     ---------------------------------

By:
      ---------------------------------

Its:
      ---------------------------------

                                     EXHIBIT B

                               STOCKHOLDERS AGREEMENT

                                   SEE ATTACHED.

                                STOCKHOLDERS AGREEMENT


       STOCKHOLDERS AGREEMENT (the "Agreement") made the ____ day of November, 1998, by and among DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Corporation"), and the persons or entities listed on SCHEDULE A annexed to this Agreement (such persons or entities are hereinafter referred to individually as a "Stockholder" or collectively as the "Stockholders", unless otherwise individually named).

       WHEREAS, the Stockholders are stockholders, or may hereafter become stockholders upon conversion of outstanding securities, of the Corporation, and the Stockholders desire to make certain arrangements among them and with the Corporation.

       NOW, THEREFORE, in consideration of the foregoing premise and the covenants and agreements contained herein, the parties agree as follows:

       1. NOMINATION OF DIRECTORS. Commencing for the 1999 Annual Meeting of Stockholders of the Corporation, each Stockholder shall recommend to the Board of Directors of the Corporation the nomination of, for election as a Director of the Corporation, (i) one (1) person designated by each of Gregory Cuneo, Ronald Fregara, and Stephen Yager, (ii) two (2) persons designated by Gregory Cuneo, Ronald Fregara, and Stephen Yager, collectively, and (iii) one
(1) person designated by Technology Investors Group, LLC (collectively, the "Initial Nominees"), PROVIDED, HOWEVER, that the Initial Nominee of Technology Investors Group, LLC and any nominee of the other Stockholders other than the Directors of the Corporation elected at the 1998 Annual Meeting of Stockholders must be reasonably acceptable to the other parties (for the purposes hereof, an Initial Nominee shall not be "reasonably acceptable" if disclosure with respect to such Initial Nominee would be required pursuant to Item 401(f) of Regulation S-K of the Securities and Exchange Commission (the "Commission")). In the event the Corporation reports a net loss from operations in the fiscal year ending June 30, 1999, each Stockholder shall recommend to the Board of Directors of the Corporation the nomination of, for election as a Director of the Corporation, one (1) additional person (the "Additional Nominee") designated by Technology Investors Group, LLC ("TIG"). The Additional Nominee also must be reasonably acceptable to the other parties. The Initial Nominees and the Additional Nominee shall be referred to collectively hereinafter as the "Nominee(s)". For purposes of this Section 1, "net loss from operations" shall be calculated using income from continuing operations based on the audited financial statements, as audited by the Corporation's independent auditors (and, for this purpose, as adjusted by excluding amortization, depreciation, and the cumulative effect of accounting changes).

       2. VOTING. Each Stockholder will vote, or direct the voting of, all of the shares of stock of the Corporation ("Stock") as to which such Stockholder now or hereafter has voting power (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) at all meetings of stockholders for the election of Directors, or shall express or direct the expression of consent to any such action of stockholders taken without a meeting, for the election as a Director of each Nominee. If a Nominee shall not be nominated by the Board of Directors or stand for election or shall cease to act for any reason as a Director, the person or persons who designated such Nominee shall have the exclusive right to recommend to the Board of Directors the nomination of a successor to such Nominee.

       3.     RESTRICTIONS ON TRANSFER OF STOCK.

       3.1. Without the prior written consent in his or its discretion of each party to this Agreement (other than the Corporation), no Stockholder shall sell, assign, transfer, pledge, encumber or in any way dispose of any Stock owned by such Stockholder on the date of this Agreement, or issued to any Stockholder upon conversion of the Subordinated Convertible Note (the "Note") sold by the Corporation to TIG on the date of this Agreement (current ownership is set forth on SCHEDULE A attached hereto), nor shall any such Stock be transferable on the books of the Corporation or its transfer agent for the Stock (except for a transfer permitted by Section 3.2 below).

       3.2. Notwithstanding anything to the contrary provided herein, an individual Stockholder may at any time during his lifetime transfer all or part of his Stock to his spouse, children or grandchildren or to a trust for their benefit, or upon his death any of such Stock may be transferred to his spouse, children or grandchildren or to a trust for their benefit by bequest or otherwise under his will or pursuant to the laws of descent and distribution; provided that, any transferee of Stock pursuant to the above shall agree in writing, as a condition of transfer, to hold such Stock subject to the terms of this Agreement as if such transferee were a party to this Agreement as a Stockholder.

       3.3. Nothing contained in this Agreement shall affect any other restrictions pursuant to federal or state securities law on transfer of any Stock issued upon conversion.

       4. TERM. This Agreement shall terminate on the earlier of: (i) thirty (30) months from the date of this Agreement, or (ii) such date following conversion of the Note that the voting power of TIG amounts to less than five percent (5%) of the then outstanding shares of stock of the Corporation entitled to vote for election of Directors. Subject to the foregoing, Sections 1 and 2 will not apply to TIG in any fiscal year immediately following two (2) consecutive fiscal years in which the Corporation incurs a net loss from operations (as defined in Section 1 above); PROVIDED, HOWEVER, that this Agreement will apply again to TIG in any fiscal year following any fiscal year in which the Corporation has a profit.

       5.     MISCELLANEOUS.

       5.1. AMENDMENT. This Agreement and the Schedule hereto may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

       5.2. WAIVER. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

       5.3. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York.

       5.4. CAPTIONS. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

       5.5. PUBLICITY. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other parties to the contents and the manner of presentation and publication thereof, except such reports or other notices that the party issuing or making same has been advised by counsel are required pursuant to applicable law or regulation.

       5.6. NOTICE. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered or sent by reputable overnight courier or facsimile transmission (in each case with evidence of receipt), addressed to the Corporation at its principal office and to TIG, and the Stockholders, respectively, at the addresses set forth on SCHEDULE A hereto. Any party may change such address by like notice. If sent by courier, such notice shall be deemed to have been given as of the next business day after it was deposited with the courier service and if sent by facsimile such notice shall be deemed to have been given when transmitted.

       5.7. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

       5.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

       5.9. ENTIRE AGREEMENT. This Agreement, including the Schedule referred to herein, which forms a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date first set forth above.

TECHNOLOGY INVESTORS               DUALSTAR TECHNOLOGIES CORPORATION
GROUP, LLC


By:                                By:
   ----------------------             -------------------------------
   Name:                           Name:  Elven M. Tangel
   Title:                          Title: Chairman

                                   ----------------------------------
                                   Gregory Cuneo, individually

                                   ----------------------------------
                                   Ronald Fregara, individually

                                   ----------------------------------
                                   Stephen J. Yager, individually

                                      SCHEDULE A
                                      ----------

                                NAMES, ADDRESSES AND
                         STOCK OWNERSHIP OF THE CORPORATION



Name and Address                                    Common Stock Ownership
----------------                                    ----------------------
DualStar Technologies Corporation                   N/A
11-47 47th Avenue
Long Island City, New York 11101
Fax No. 718-340-6659

Gregory Cuneo                                       435,000
4823 Bay Parkway
Brooklyn, NY 11230

Ronald Fregara                                      435,000
246 Westend Avenue
Massapequa, NY 11758

Stephen J. Yager                                    435,000
65 Jefferson Avenue
Kearney, NJ 07032




Technology Investors Group LLC                      N/A
25 Coligni Avenue
New Rochelle, New York 10801


                                     EXHIBIT C

                           REGISTRATION RIGHTS AGREEMENT

                                   SEE ATTACHED.

                           REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") dated November ____, 1998 among DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation having its principal office at 11-30 47th Avenue, Long Island City, New York 11101 (the "Corporation"); the stockholders of the Corporation set forth on SCHEDULE 1 hereto (the "Stockholders"); and TECHNOLOGY INVESTORS GROUP, LLC, a Delaware limited liability company ("TIG").

       WHEREAS, in connection with a Note Purchase Agreement dated the date hereof (the "Note Purchase Agreement"), the Corporation has agreed to sell its Subordinated Convertible Note to TIG (the "Note");

       WHEREAS, the Corporation has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Act");

       NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties agree as follows:

       1.     REGISTRATION RIGHTS.

       1.1.   PIGGYBACK REGISTRATION RIGHTS.

              1.1.1. RIGHT TO PIGGYBACK. If the Corporation proposes to register any shares of its common stock (or securities convertible into or exchangeable or exercisable for common stock) (the "Common Stock") under the Act (a "Proposed Registration") and the registration form to be used may be used for the registration of the Registrable Securities as defined in Section 1.5.6 below (a "Piggyback Registration"), the Corporation will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will, subject to Section 1.1.2 below, include in such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within fifteen (15) days after receipt of the Corporation's notice; provided that, the maximum number of Registrable Securities that may be registered by TIG pursuant to any such Piggyback Registration (the "TIG Maximum") shall not exceed the percentage of TIG's total Registrable Securities equal to the percentage that the total number of shares offered by the Corporation in the Proposed Registration bears to the total number of issued and outstanding shares of the Corporation. In the case of an underwritten offering, Registrable Securities with respect to which such request for registration has been received will be registered by the Corporation pursuant to this Section 1 on the same terms and subject to the same conditions applicable to the stock to be sold by the Corporation or by other persons selling under such Proposed Registration. Holders of Registrable Securities will be entitled to include shares pursuant to this Section 1.1.1 in (A) demand registrations of any shareholder of the Corporation, or (B) registrations of the Corporation, other than a registration statement on Form S-4 or S-8.

              1.1.2. PRIORITY ON PIGGYBACK REGISTRATIONS. If the managing underwriter or underwriters advise the Corporation in writing that in its or their opinion (with respect to which opinion, the Company shall act in good faith), (i) the number of securities proposed to be sold in a Proposed Registration exceeds the number which can be sold in such offering, the Corporation will include in such registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold as follows: (A) first, the shares of Common Stock the Corporation proposes to sell, (B) second, the shares of Common Stock requested to be included in such registration pursuant to a demand registration right, if any, (C) third, the Registrable Securities requested to be included in such registration, pro rata among the holders of Registrable Securities to be included therein, and (D) fourth, other shares of Common Stock requested to be included in such registration, or (ii) it is inadvisable to include any Registrable Securities in such a Proposed Registration, then no Registrable Securities shall be included in any such registration.

              1.1.3 REGISTRATION ON REQUEST. If, pursuant to Section 1.1.2 above, the TIG Maximum is reduced by more than twenty-five percent (25%), thereafter, TIG shall have the right to require the Corporation upon its written request to effect the registration of any remaining Registrable Securities owned by TIG ("Demand Registration"); provided that, (i) the Corporation shall not be obligated to effect more than one Demand Registration; (ii) the Corporation shall be entitled to postpone for a reasonable period (but not exceeding 135 days) the filing of any registration statement otherwise required to be filed pursuant to this Section 1.1.3 if the Corporation determines, in its sole discretion, that such registration or offering pursuant thereto could interfere with any financing, acquisition, corporate reorganization, or other material transaction or event involving the Corporation, or would require premature disclosure thereof; and (iii) the Corporation shall not be required to file any such registration statement at any time when the Corporation would be required to undergo an interim audit or to prepare financial statements other than the regular quarterly or annual statements in order to comply with the requirements of such registration statement with respect to financial information.

              1.1.4. SELECTION OF UNDERWRITERS. If any Proposed Registration is an underwritten offering, the Corporation will select a managing underwriter or underwriters to administer the offering.

       1.2. REGISTRATION PROCEDURES. With respect to any Piggyback Registration or Demand Registration, the Corporation will, subject to Sections
1.1.2 and 1.1.3, as expeditiously as practicable:

              1.2.1. prepare and file with the Commission a Registration Statement which includes the Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

              1.2.2. prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration

Statement effective for a period of not less than three (3) months (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn, but not prior to the expiration of the forty-day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable); cause the Prospectus to be supplemented by any required Prospectus supplement; and cause such supplement to be filed pursuant to Rule 424 under the Act;

              1.2.3. furnish to any person holding Registrable Securities included in such Registration Statement and the underwriter or underwriters, if any, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the Prospectus (including the preliminary Prospectus) and any amendments or supplements thereto, and any document incorporated by reference therein, as such person or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such person, (it being understood that the Corporation consents to the use of the Prospectus and any amendment or supplement thereto by each person holding Registrable Securities covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

              1.2.4. notify each person holding Registrable Securities included in such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Act, when the Corporation becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              1.2.5. make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act no later than ninety (90) days after the end of the twelve-month period beginning with the first month of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover said twelve-month period; and

              1.2.6. use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement.

       Each holder of Registrable Securities, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 1.2.4, will forthwith discontinue disposition of the Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.2.4 or until it is advised in writing (the "Advice") by the Corporation that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Corporation, such holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Corporation shall give any such notice, the time periods mentioned in Section
1.2.2 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 1.2.4 or the Advice.

       1.3. RESTRICTIONS ON PUBLIC SALE. Each person holding Registrable Securities included in a Registration Statement, if requested by the managing underwriter or underwriters of any underwritten Proposed Registration, agrees not to effect any public sale or distribution of Registrable Securities under the Act during the five (5) business days prior to and during the sixty-day period beginning on the effective date of such Proposed Registration (except as part of such Proposed Registration) (or such earlier time as all the shares of Common Stock included in such Registration Statement have been disposed of pursuant thereto).

       1.4. REGISTRATION EXPENSES. All of the costs and expenses of each registration hereunder will be borne by the Corporation, including the fees and expenses of counsel and accountants for the Corporation, and all other costs and expenses of the Corporation incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, and the costs and expenses incurred by the Corporation in connection with the qualification of the Registrable Securities under the state securities or "blue-sky" laws of various jurisdictions; provided that, the Corporation shall not bear costs and expenses of any holders of Registrable Securities, including, but not limited to, underwriters' commissions, brokerage fees, transfer taxes, transaction fees, or the fees and expenses of any counsel, accountants or other representatives retained by any holder.

       1.5.   INDEMNIFICATION.

              1.5.1. INDEMNIFICATION BY THE CORPORATION. The Corporation agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such holder furnished in writing to the Corporation by or on behalf of such holder for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same.

              1.5.2. INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Corporation in writing such information and affidavits with respect to such holder as the Corporation reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or omission is contained in any information or affidavit with respect to such holder so furnished in writing by or on behalf of such holder for inclusion in any Prospectus or Registration Statement. The Corporation shall be entitled to receive indemnification from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons so furnished in writing by such persons specifically for inclusion in any Prospectus or Registration Statement.

              1.5.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the indemnifying party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of the indemnifying party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay fees and expenses of such additional counsel or counsels.

              1.5.4. CONTRIBUTION. If for any reason the indemnification provided for in Sections 1.5.2 and 1.5.3, respectively, is unavailable to an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable consideration. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue and alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.5.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              1.5.5. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements, and (ii) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

              1.5.6. DEFINITIONS. "Registrable Securities" means the shares of DualStar Technologies Corporation Common Stock held by the Stockholders or issued upon conversion of the Note and held by TIG, only so long as any share of Common Stock continues to be a "Restricted Security." A share shall be deemed to be a Restricted Security (i) until such share has been effectively registered under the Act, or (ii) unless such share may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Act.

              1.5.7. AMENDMENTS AND WAIVERS. Nothing contained herein shall alter, modify or affect anything contained in the Stockholders Agreement dated the date hereof. The provisions of this Section 1, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless the Corporation has obtained the written consent of entities or individuals holding more than fifty percent (50%) of the outstanding Registrable Securities.

              1.5.8. TERMINATION. This Section 1 shall continue in full force and effect until none of the shares are Registrable Securities; PROVIDED, HOWEVER, that the rights set forth in this Section 1 shall only inure to the benefit of the Stockholders and TIG.

2.     MISCELLANEOUS.

       2.1. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York.

       2.2. CAPTIONS. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

       2.3. PUBLICITY. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other parties to the contents and the manner of presentation and publication thereof, except such reports or other notices that the party issuing or making same has been advised by counsel are required pursuant to applicable law or regulation.

       2.4. NOTICES. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered or sent by reputable overnight courier or facsimile transmission (in each case with evidence of receipt), addressed to the Corporation at its principal office first set forth above, and to the Stockholders and TIG, respectively, at the addresses set forth on SCHEDULE 1 hereto. Any party may change such address by like notice. If sent by courier, such notice shall be deemed to have been given as of the next business day after it was deposited with the courier service and if sent by facsimile such notice shall be deemed to have been given when transmitted.

       2.5. PARTIES IN INTEREST. Subject to Sections 1.5.7 and 1.5.8 above, this Agreement shall not be assignable or transferable by any of the parties.

       2.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

       2.7. ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       IN WITNESS WHEREOF, each of the Corporation and TIG has caused this Agreement to be executed by its officer thereunto duly authorized, and each of the Stockholders has executed this Agreement, all as of the day and year first above written.

TECHNOLOGY INVESTORS
GROUP, LLC                                DUALSTAR TECHNOLOGIES CORPORATION



By:                                       By:
   ------------------------                  ----------------------------
   Name:                                     Name:  Elven M. Tangel
   Title:                                    Title: Chairman


                                          -------------------------------
                                          Gregory Cuneo

                                          -------------------------------
                                          Ronald Fregara

                                          -------------------------------
                                          Stephen J. Yager

                                     SCHEDULE 1

                                NAMES AND ADDRESSES

1.     STOCKHOLDERS

Gregory Cuneo
4823 Bay Parkway
Brooklyn, NY 11230

Ronald Fregara
246 Westend Avenue
Massapequa, NY 11758

Stephen J. Yager
65 Jefferson Avenue
Kearney, NJ 07032


2.     Technology Investors Group, LLC
       25 Coligni Avenue
       New Rochelle, New York 10801

                                     EXHIBIT D

                                  LETTER AGREEMENT

                                   SEE ATTACHED.

                                          November __, 1998

       In connection with and in consideration of the sale and purchase of a Subordinated Convertible Note dated the date hereof by DualStar Technologies Corporation (the "Corporation") to Technology Investors Group, LLC ("TIG") (the "Note"), the undersigned hereby agree that each of the undersigned shall not, and will not cause or induce any of their Affiliates to, directly or indirectly, during the twenty (20) trading days immediately preceding each Reset Date (as such term is defined in the Note), sell, or enter an order to sell, assign, transfer, pledge, encumber, or purchase, or enter orders to buy for, the Common Stock of the Corporation.

       For purposes of this letter agreement, an "Affiliate" of, or person or entity affiliated with a specified person or entity is a person or entity that
(i) directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, or (ii) is related by blood or marriage, and any entity in which such person and/or other Affiliates own, in the aggregate, ten percent (10%) or more of the voting power or equity interest in such entity.

       This letter agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

TECHNOLOGY INVESTORS                      DUALSTAR TECHNOLOGIES CORPORATION
GROUP, LLC

By:                                      By:
   ----------------------                   -----------------------
   Brad C. Singer                           Elven M. Tangel
   Manager                                  Chairman

MEMBERS of TIG                            STOCKHOLDERS of the CORPORATION

------------------------------            --------------------------------
Brad C. Singer                            Gregory Cuneo

------------------------------            --------------------------------
Frieda R. Tydings                         Ronald Fregara

------------------------------            --------------------------------
Lloyd I. Miller, III                      Stephen C. Yager

                                  EXHIBIT E-1

                         CERTIFICATE OF INCORPORATION

                                 SEE ATTACHED.

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                       DUALSTAR TECHNOLOGIES CORPORATION

                               -----------------

     DualStar Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is DualStar Technologies Corporation and the name under which the corporation was originally incorporated is the same. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on June 17, 1994.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by:

         (a) amending Article FOURTH by deleting the restriction on transferability of shares of the Corporation; and

         (b) amending and restating Article NINTH in its entirety.

     3. The text of the Certificate of Incorporation as amended or supplemented is hereby restated and further amended to read in its entirety as follows:

     FIRST:  The name of the corporation is

                        DUALSTAR TECHNOLOGIES CORPORATION

     SECOND: The registered office of the corporation is to be located at 1209 Orange Street, County of New Castle, Wilmington, DE 19801. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:  The purposes of the corporations are:

     To furnish, perform and conduct services, undertakings, projects and assignments of all kinds related to or useful in connection with corporation, commercial, business, environmental, engineering, telecommunications, computers, software, real estate and medical interests, aviation, management, consulting, insurance, investments, mortgages, securities, mergers and acquisitions.

     To create, purchase, finance, invest in, lend to, own, control, operate, manage, engage in conduct or otherwise acquire, take any other interest in, deal with, and dispose of corporations, businesses, joint ventures, undertakings and projects of every description in the United States and any other country; and to furnish services and assistance of all kinds to any on behalf of other corporations, persons and entities, including managerial, planning, advisory, financial, investment, technical, administrative, consulting, marketing, promotional, distributive, research and reporting and reporting services on a state, national and international scale.

     The corporation shall have the power to do any and all acts and things necessary or useful to its business and purposes, and shall have the general, specific and incidental powers and privileges granted to it by statute, including, but no limited to:

     To enter into and perform contracts; to acquire and exploit patents, trademarks, rights of all kinds and related and other interests; to acquire, use, deal in and with, encumber and dispose of real and personal property without limitation, including obligations and securities; to borrow and lend money for its corporate purposes; to invest and reinvest its funds, and to take, hold and deal with real and personal property as security for the payment of funds loaned or invested or otherwise; to vary any investment or employment of capital of the corporation from time to time; to create or participate with other corporations and entities for the performance of all undertakings as partner, joint venturer, or otherwise, and to share or delegate control therewith or thereto.

     To pay pensions and establish and carry out pension, profit sharing, stock options, stock purchase, stock bonus, retirement, benefit, incentive, or commission plans, trusts and provisions for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

     To invest in, merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation or in which this corporation is in any way interested; to do any other act or thing for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other securities and while owner thereof to exercise all the rights, powers and privileges of ownership and any voting powers thereon; and to guarantee the indebtedness of others and the payment of dividends upon the stock the principal and/or interests of any bonds or other securities, and the performance of any contracts.

     To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth either alone or in association with other corporations, firms, partnerships or individuals; to do every other act and thing incidental or appurtenant to, growing out of, or connected with the aforesaid business or powers to the extent permitted by the laws of Delaware under which this corporation is organized, and to do all such acts and things, conduct business, have one or more offices, and exercise its corporate powers in any and all places without limitation.

     FOURTH: 1) The total number of shares of common stock which this corporation is authorized to issue is twenty-five million (25,000,000) shares, $.01 par value.

     2) The corporation is hereby empowered to issue from time to time its authorized shares and securities, options, warrants, and other rights convertible thereinto for such lawful consideration, whether money or otherwise, as the Board of Directors shall determine. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

     3) The stockholders of the corporation do not have any preemptive or preferential rights to subscribe to or purchase unissued shares of any class of stock of the corporation whether such shares are now or hereafter authorized, or any Treasury shares to be sold by the corporation.

     FIFTH:   The corporation is to have perpetual existence.

     SIXTH:   The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever, and they shall not be personally liable for the payment of the corporation's debts except as they may be liable by reason of their own conduct or acts.

     SEVENTH: The following provisions are inserted for the management of the business and the conduct of affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders.

     1) The number of directors comprising the Board of Directors of the corporation shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws, but shall not be less than one. Election of directors need not be by ballot unless the By-Laws so provide.

     2) The Board of Directors shall have the power, unless and to the extent that the Board may from time to time by resolution relinquish or modify the power, without the assent or vote of the shareholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount of capital of the corporation to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits, and to fix the times for the declaration and payment of dividends.

     3) The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any act or contract. Any contract or act that shall be approved or ratified by the vote of the holders of a majority of the stock represented in person or by proxy at such meeting and entitled to vote (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and its stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of a director's interest or for any other reason.

     4) No contract or transaction between this corporation and one or more of its directors or officers or between this corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if the contract or transaction is fair as to the corporation or if the material facts relating thereto are disclosed to or are known by the directors or shareholders, and are approved thereby pursuant to Section 44 of Title 8 of the Delaware Code.

     5) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, subject to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders, and provided that no By-Laws so made shall invalidate any prior act of the board which would have been valid if such By-Laws had not been made.

     EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify and advance expenses to any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     TWELFTH:  The name and address of the incorporator is:

                           Stephen J. Drescher, Esq.
                           300 East 93rd Street, 21D
                           New York, NY  10128

     THIRTEENTH: The name and address of each person who is to serve as a director until the first annual meeting of stockholders or until his or their successors are elected and qualified shall be as follows:

                           Stephen J. Drescher, Esq.
                           300 East 93rd Street, 21D
                           New York, NY  10128

     This amended and Restated Certificate of Incorporation was duly approved by the holders of all of the issued and outstanding stock entitled to vote in accordance with Sections 245(b) and 242(b) of the General Corporation Law of the State of Delaware. Said approval was made in the form of a consent in writing, in lieu of a special meeting of stockholders, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation by its President and attested by its Secretary this 1st day of August, 1994.

                                       DUALSTAR TECHNOLOGIES CORPORATION



                                       By: /s/ STEPHEN J. DRESCHER
                                          ------------------------------
                                                    President


Attest:

/s/ [ILLEGIBLE]
---------------------------
Secretary

                                  EXHIBIT E-2
                                  -----------

                          BY-LAWS OF THE CORPORATION

                                 SEE ATTACHED.

                                    BY-LAWS

                                      OF

                        DUALSTAR TECHNOLOGIES CORPORATION

                            (A DELAWARE CORPORATION)

                                  ----------

                      AS AMENDED EFFECTIVE AUGUST 30, 1995

                                  ----------

                                   ARTICLE I

                                    OFFICES


     SECTION 1.01. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware and the name of the registered agent at such address is The Corporation Trust Company.

     SECTION 1.02. OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     SECTION 2.01. GENERAL. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as the Board of Directors shall determine prior to the mailing of the notice of such meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designated person by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 2.02. ANNUAL MEETING. An annual meeting of stockholders shall be held either within or without the State of Delaware, at such time and place as the Board of Directors may designate in the call or in a waiver of notice thereof, on the second Wednesday in November in each year commencing in 1995 for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

     SECTION 2.03. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or of a holder or holders of not less than fifty percent (50%) of shares of Common Stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may not be called by any other person or persons.

     SECTION 2.04. NOTICE, PURPOSE AND ADJOURNMENT OF MEETINGS. Notice of the time and place of meetings and the purpose or purposes thereof shall be given by the Secretary or an Assistant Secretary by mail not less than ten days (unless a longer period shall be required by statute) nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid. Such notice shall be directed to each stockholder at the stockholders' address as it appears on the stock register of the Corporation unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no notice of a meeting of stockholders shall be required to be given to any stockholder who shall, in person or by attorney thereunto authorized, waive such notice in writing or by facsimile transmission, telegraph, cable or radio either before or after such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 2.05. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy, consistent with Section 2.04, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     SECTION 2.06. VOTING. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by such stockholder and registered in such stockholder's name on the books of the Corporation at the record date fixed or otherwise determined for such meeting. Any vote in respect of stock of the Corporation may be given by the stockholder entitled thereto in person or by such stockholder's proxy appointed by an instrument in writing subscribed by such stockholder or by such stockholder's attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws all matters coming before any meeting of the stockholders shall be decided by the vote of the holders of a majority of shares issued and outstanding and entitled to vote.

     SECTION 2.07. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meetings either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

     SECTION 2.08. INFORMAL ACTION. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 3.01. POWERS. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION 3.02. NUMBER. The number of directors which shall constitute the whole Board shall not be less than one nor more than nine and shall be such as shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. Any director may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such director may specify. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03, and each director shall be elected to serve until his or her successor shall have been elected.

     SECTION 3.03. VACANCIES. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, the directors remaining in office, though less than a quorum, may, by the act of all such remaining directors reduce the size of the Board as provided in Section 3.02 or choose a successor or successors, or fill the newly created directorship, and the directors so chosen shall hold office until the next annual election of directors and until their successors shall have been elected.

     SECTION 3.04. MEETINGS. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the Secretary's absence an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary or an Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the stockholders or Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by resolution of the Board of Directors, and special meetings shall be called by the Secretary pursuant to order of the President or any director whenever in their judgment it may be necessary, by facsimile transmission or by oral, telegraphic or written notice duly served on or given to each director not less than one day before such meeting. If mailed, such notice shall be deposited in the mail, first-class postage prepaid, at least three days before the date of the meeting. Each newly elected Board of Directors shall meet and organize at the place of the meeting of the stockholders on the same date as the annual meeting of the stockholders at which such Board of Directors was elected and as soon as reasonably practicable after the adjournment of such annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors. Notice need not be given of regular meetings of the Board of Directors held at the time and place fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice.

     SECTION 3.05. QUORUM. At all meetings of the Board the presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.06. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee shall have the power to adopt rules and regulations for the calling and holding of meetings, and in the absence of the adoption of such rules and regulations the provisions of these By-Laws relating to the calling and holding of meetings of the Board of Directors shall apply. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee may select a Chairman and a majority of a committee shall constitute a quorum and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. A committee shall keep minutes of its meetings. Subject to the provisions of these By-Laws, the Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Subject to the provisions of these By-Laws the Board may designate one or more directors as alternate members of any committee, who may replace any present or disqualified member at any meeting of the committee.

     SECTION 3.07. REMOVAL OF DIRECTORS. At any special meeting of the stockholders, duly called, as provided in these By-Laws, any director or directors, by the affirmative vote of the holders of not less than a majority of all shares of stock outstanding and entitled to vote for the election of directors, may be removed from office either with or without cause and a successor or their successors elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal or reduce the number of directors which shall constitute the whole Board.

     SECTION 3.08. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

     SECTION 3.09. MEETINGS VIA CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or a committee by means of a conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     SECTION 3.10. COMPENSATION OF DIRECTORS. Directors who are not salaried officers or salaried employees of the Corporation shall be entitled to receive such fixed stipend for their services, and/or such fixed sum for attendance at regular or special meetings, as may from time to time be determined by resolution of the Board of Directors, and all directors shall be entitled to reimbursement of their reasonable expenses of attendance at each regular or special meeting of the Board. Like compensation may be allowed by the Board of Directors for attendance at committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation as a salaried officer or salaried employee, or from rendering advice or services to the Corporation in any other capacity, and receiving remuneration therefor.


                                  ARTICLE IV

                                   OFFICERS

     SECTION 4.01. NUMBER. The officers of the Corporation shall be chosen by the directors and may include a Chairman, a Vice Chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same person.

     SECTION 4.02. OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 4.03. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 4.04. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of stockholders if present thereat and, in the absence or non-election of a Chairman of the Board of Directors, at all meetings of the Board. He shall have general supervision, direction and control of the business of the Corporation and, except as the Board of Directors shall authorize the execution thereof in some other manner, shall execute bonds, mortgages and other contracts in behalf of the Corporation and cause the seal to be affixed to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

     SECTION 4.05. VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as shall be assigned to him by the Board.


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     SECTION 4.06.  TREASURER.  The Treasurer shall have custody of corporate funds and securities and keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

     The Treasurer shall disburse funds of the Corporation as ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board at its regular meetings, or whenever the Board may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

     SECTION 4.07. SECRETARY. The Secretary shall give or cause to be given notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws. In case of this absence, refusal or neglect to do so, the notice may be given by any person thereunto directed by the President, the Board, or the stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all proceedings of the meetings of the Corporation and its Board in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board or the President. He shall have custody of the corporate seal, affix it to all instruments requiring it when authorized by the Board or the President, and attest the same.

     SECTION 4.08. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and perform such duties as shall be assigned to them respectively by the Board.

     SECTION 4.09. TERM AND REMOVAL. The officers of the Corporation shall hold office until their successors are duly elected. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such officer may specify. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     SECTION 4.10. VOTING CORPORATION'S SECURITIES. Unless otherwise ordered by the Board of Directors, the President shall


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have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised if present. Such rights and powers shall include the right to waive notice of meetings and to consent to action taken without a meeting. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE V

                             CERTIFICATES OF STOCK

     SECTION 5.01. FORM. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation, which may be a facsimile, engraved or imprinted.

     SECTION 5.02. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue certificates for shares of stock to replace certificates alleged to have been lost, stolen or destroyed. No certificates for shares of stock of the Corporation shall be issued in place of any certificates alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors from time to time may prescribe.

     SECTION 5.03. TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized, and on surrender of the certificate or certificates for such shares properly endorsed. The Board of Directors from time to time may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     SECTION 5.04. FIXING RECORD DATE. The Board of Directors, in order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any


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adjournment thereof, may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date or such meeting. The Board of Directors may also, in order to determine the stockholders entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, fix, in advance, a record date not more than sixty days prior to any of the above actions. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 5.05. HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VI

                              GENERAL PROVISIONS

     SECTION 6.01. DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 6.02. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate. Such signing may be in facsimile if so authorized by the Board of Directors.

     SECTION 6.03. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware."
 Said seal may be used by


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causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 6.04. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.


                                   ARTICLE VII

                                   AMENDMENTS

     SECTION 7.01. AMENDMENTS. These By-Laws may be altered or repealed at any regular or special meeting of the stockholders or at any regular or special meeting of the Board of Directors at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of any such special meeting.



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